UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2020, Lantronix, Inc. (the “Company”) and Kevin Yoder, Vice President of Worldwide Sales (“VP Sales”), entered into a Transition and Separation Agreement (the “Agreement”), pursuant to which Mr. Yoder will retire from the Company to pursue other activities effective July 31, 2020. In order to ensure an orderly transition of his responsibilities, Mr. Yoder will step down from his role as VP Sales and an officer of the Company effective January 31, 2020, but will remain available until July 31, 2020 (the “Transition Period”) to provide transition services to the Company.

During the Transition Period, Mr. Yoder will remain employed with the Company and will be paid a salary at his current base salary rate. In addition, during such Transition Period, Mr. Yoder’s outstanding equity awards will continue to vest in accordance with their current terms. Any unvested equity awards held by Mr. Yoder at the end of the Transition Period will automatically terminate, and he will have ninety days thereafter to exercise any vested options.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated as of January 17, 2020, by and between Lantronix, Inc. and Kevin Yoder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

Date: January 22, 2020

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